Exhibit 3.209

Document Processing Fee

If document is on paper:                            $125.00

If document is filed electronically:            $  50.00

Fees are subject to change.

For electronic filing and to

obtain copies of filed documents visit

www.sos.state.co.us

Deliver paper documents to:

Colorado Secretary of State

Business Division

1560 Broadway, Suite 200

Denver, CO 80202-5169

Paper documents must be typed or machine printed.

Colorado Secretary of State Date and Time: 04/28/2005 02:13 PM Entity Id: 20051173500 Document number: 20051173500

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Organization

filed pursuant to §7-90-301, et seq. and §7-80-204 of the Colorado Revised Statutes (C.R.S)

1. Entity name:

Ladera, LLC
(The name of a limited liability company must contain the term or abbreviation “limited liability company”, “ltd. liability company”, “limited liability co.”, “ltd. liability co.”, “limited”, “llc”, “l.l.c.”, or “ltd.” §7-90-601, C.R.S.)

2. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, make the applicable selection):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

3. Principal office street address:	4949 S. Syracuse St.
(Street name and number)

Suite 320

Denver CO 80237
(City) (State) (Postal/Zip Code)

United States
(Province – if applicable) (Country – if not US)

4. Principal office mailing address
(if different from above):	(Street name and number or Post Office Box information)

(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

5. Registered agent name (if an individual):
	Fishman	Marshall	H.
	(Last)	(First)	(Middle)	(Suffix)
OR (if a business organization):

6. The person identified above as registered agent has consented to being so appointed.

7. Registered agent street address:	633 17th St.
	(Street name and number)
	Suite 2700

	Denver	CO	80202
	(City)	(State)	(Postal/Zip Code)

8. Registered agent mailing address
(if different from above):	(Street name and number or Post Office Box information)

(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

9. Name(s) and mailing address(es) of person(s) forming the limited liability company:

(if an individual):
	(Last)	(First)	(Middle)	(Suffix)
OR (if a business organization):

Horizon Building Services, LLC

4949 S. Syracuse St
(Street name and number or Post Office Box information)

Suite 320

Denver CO 80237
(City) (State) (Postal/Zip Code)

United States
(Province – if applicable) (Country – if not US)

(if an individual)
	(Last)	(First)	(Middle)	(Suffix)
OR (if a business organization)

(Street name and number or Post Office Box information)

(City) (State) (Postal/Zip Code)

United States
(Province – if applicable) (Country – if not US)

(if an individual)
	(Last)	(First)	(Middle)	(Suffix)
OR (if a business organization)

(Street name and number or Post Office Box information)

(City) (State) (Postal/Zip Code)

United States
(Province – if applicable) (Country – if not US)

(If more than three persons are forming the limited liability company, mark this box ☐ and include an attachment stating the true names and mailing addresses of all additional persons forming the limited liability company)

10. The management of the limited liability company is vested in managers ☑

OR is vested in the members ☐

11. There is at least one member of the limited liability company.

12. (Optional) Delayed effective date:                                                 .

(mm/dd/yyyy)

13.	Additional information may be included pursuant to other organic statutes such as title 12, C.R.S. If applicable, mark this box ☐ and include an attachment stating the additional information.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

14. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:
	Fishman	Marshall	H.
	(Last)	(First)	(Middle)	(Suffix)

633 17th St.
(Street name and number or Post Office Box information)

Suite 2700

Denver CO 80202
(City) (State) (Postal/Zip Code)

United States
(Province – if applicable) (Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.